UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2022

Humacyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54
Durham,	NC	27713
(Address of principal executive offices)		(Zip code)

(919) 313-9633
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2022, the Board of Directors (the “Board”) of Humacyte, Inc. (the “Company”), appointed C. Bruce Green to the Board. General Green will serve as a Class I director and will be subject to election at the Company’s 2025 annual meeting of stockholders.
General Green has served as Director and Chief Medical Officer of Deloitte Federal Consulting since October 2013. From September 2012 through September 2013, General Green served as Senior Partner at Martin, Blanck & Associates, a consulting firm focused on the federal health sector. General Green served as the 20th Surgeon General of the U.S. Air Force from August 2009 through July 2012, during which time he oversaw all U.S. Air Force Medical Service activities, including a staff of over 42,800 people assigned to 75 medical facilities worldwide. Prior to serving as Surgeon General, General Green served as Assistant Surgeon General for Health Care Operations from July 2005 to August 2006 and Deputy Surgeon General of the U.S. Air Force from August 2006 to August 2009. General Green was commissioned through the Health Professions Scholarship Program and entered active duty with the U.S. Air Force in 1978, after completing his M.D. at the Medical College of Wisconsin. General Green completed residency training in family practice at Eglin Regional Hospital, Eglin Air Force Base, Florida, and in aerospace medicine at Brooks Air Force Base, Texas. General Green received his B.S. from the University of Wisconsin–Parkside and his M.P.H. from the Harvard School of Public Health. General Green retired from the U.S. Air Force in July 2012 with the rank of Lieutenant General.
For his service on the Company’s Board, General Green will participate in the Company’s previously disclosed compensation program for non-employee directors, pursuant to which he will receive (i) a $50,000 annual cash retainer (prorated in 2022 for his partial year of service), (ii) as a newly appointed director, an option to purchase 13,000 shares of the Company’s common stock, and, (iii) when considered a continuing director, an option to purchase 8,500 shares of the Company’s common stock annually.
There is no arrangement between General Green and any person pursuant to which he was selected as director. General Green has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.
Item 7.01.  Regulation FD Disclosure.
On September 20, 2022, the Company issued a press release regarding General Green’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated September 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: September 20, 2022	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer
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